Exhibit 15.2

Consent of independent registered public accounting firms

We consent to the incorporation by reference in the following registration statements

−     Registration Statement on Form F-3 (No. 333-251219)

−     Registration Statement on Form S-8 (No. 333-255927)

of our report dated February 18, 2021, with respect to the consolidated financial statements of Orange S.A. and its subsidiaries (the "Group") included in the annual report on Form 20-F of Orange S.A. for the year ended December 31, 2022.

Paris-La Défense, France

March 30, 2023

/s/ KPMG S.A. Represented by Jacques Yves PIERRE	/s/ ERNST & YOUNG Audit